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                                   EXHIBIT 23
                                   ----------

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                               ALLEN TELECOM INC.



Re:  Allen Telecom Inc. Registration Statements Nos. 33-53487, 2-99919


         We consent to the incorporation by reference in the above Registration Statements of our report dated June 3, 1998, to the Board of Directors of Allen Telecom Inc. with respect to the financial statements of the Allen Telecom Inc. Employee Before-Tax Savings Plan at December 31, 1997 and 1996, and for the year ended December 31, 1997 and 1996, which is included in this Annual Report on Form 11-K.










                                                        COOPERS & LYBRAND L.L.P.


CLEVELAND, OHIO
JUNE 17, 1998